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                                                                       EXHIBIT K



                            Joint Filing Agreement



          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with each other on behalf of each of them of this Amendment No. 2 to Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, $0.01 par value per share, and the Common Stock, $0.01 par value per share, of Prodigy Communications Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 13th day of June, 2000.


                         SBC COMMUNICATIONS INC.



                         By:            /s/ James S. Kahan
                                 -----------------------------------
                         Name:   James S. Kahan
                         Title:  Senior Executive Vice President - Corporate
                                 Development


                         SBC INTERNET COMMUNICATIONS, INC.



                         By:            /s/ Stephen A. McGaw
                                 -----------------------------------
                         Name:   Stephen A. McGaw
                         Title:  President